SEPARATION AND MUTUAL RELEASE AGREEMENT

THIS SEPARATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”), is entered into as of June 30, 2017 (the “Effective Date”), by and between Michael A Tew, and any and all entities of which Michael A. Tew is a member, partner, affiliate, employee, or managing member, (collectively, “Tew”) and CannaSys, Inc., a Nevada Corporation (the “Company”). Tew and Company each are referred to herein as a “Party” and collectively as the “Parties.”

Recitals

A. Tew was employed by the Company as its chief executive officer, chief financial officer, and secretary beginning July 1, 2015, under the terms and conditions of an employment agreement dated effective July 1, 2015 (the “Employment Agreement”).

B. Tew has voluntarily terminated the Employment Agreement and Company has accepted Tew’s termination as of the Effective Date (“Termination”).

C. Under section 6 of the Employment Agreement, Tew is entitled to certain accrued obligations and severance payments.

D. Company acknowledges that during the employment term, Tew acted in good faith in carrying out his duties under the Employment Agreement;

E. On Termination, the each Party desires to release the other Party for any and all matters related to the Employment Agreement.

Agreement

THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Waiver and Release. As of the Effective Date, each Party, on its behalf and on behalf of its parents, subsidiaries and affiliates, and the predecessors, successors and assigns of each of the foregoing (collectively, the “Releasing Parties”), does hereby forever, absolutely, unconditionally and irrevocably release, discharge and acquit other Party, and each of their heirs, beneficiaries, devisees, privies, executors, administrators, parents, subsidiaries and affiliates, and their officers, directors, managers, employees, members, agents, attorneys and representatives, and the predecessors, successors and assigns of each of the foregoing (collectively, the “Released Parties”), to the fullest extent permitted by law, of and from (a) any and all agreements, rights, entitlements or obligations of any kind and (b) any and all injuries, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, malfeasance, damages, cause or causes of action, sums of money, accounts, demands, suits, remedies, setoffs, recoupments, compensations, contracts, controversies, promises, and accountings of every type, kind, nature, description or character and irrespective of how, why or by reason of what facts, whether heretofore or now existing or hereafter discovered, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, tort, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth herein at length (collectively, “Claims”), which any Releasing Party had, now has or which, absent the execution and delivery of this Agreement, could have against any of the Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Effective Date (collectively, the “Released Claims”); but, this release is not intended to release, nor shall it operate to release, any and all agreements and obligations of the Parties set forth in this Agreement or any Claims related thereto.  Each Releasing Party also specifically agrees and understands that the release contained in this section 1 includes Claims that such Releasing Party presently does not know or suspect to exist, even if such Releasing Party would not have entered into this Agreement had the Releasing Party known that those Claims existed, including any oral, verbal, written, or text message agreements, understandings, or dealings. Each Releasing Party understands and agrees that the foregoing release means that such Releasing Party is giving up the right to sue the other Released Parties on any Released Claims.

2. Covenant Not to Sue. From and after the Effective Date, each of the Releasing Parties hereby agree not to (a) commence or in any manner seek relief against any of the Released Parties through any suit or proceeding with respect to, related to or arising out of any of the Released Claims, (b) become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on any of the Released Claims, or (c) assist the efforts of any third party attempting to enforce or collect an amount based on any of the Released Claims.

3. Modification. Each Party understands and agrees that this Agreement shall not be changed or amended in any respect except by writing and executed by each Party. This Agreement shall not be modified by the Parties by oral representation made before, during or after execution of this Agreement.

4. Agreement Is Not Void, Not Voidable, and Is Enforceable. The Parties agree that under no circumstances will any Party make any contention that the provisions of this Agreement are void, voidable, or unenforceable for any reason. If any such contention is made by a Party, the court shall reject such contention as being contrary to the intent of the Parties in accordance with the terms of this Agreement. The court shall construe this Agreement to be enforceable to the maximum extent provided by law.

5. Representation of Authority. Each individual signing this Agreement hereby warrants that the Party on whose behalf such individual executes this Agreement has authorized such individual to execute this Agreement on the Party’s behalf.

6. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties respecting the matters referred to herein. No other representations, warranties, covenants, undertakings or other prior contemporaneous agreements, oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the Parties hereto. Each Party acknowledges that it has not executed this Agreement in reliance on any such promise, representation, or warranty, except as specifically contained within this Agreement.

7. Binding on Successors and Others. This Agreement and the covenants and conditions contained herein shall be binding upon the Parties and applied to and be binding upon their respective assignees, licensees, sub-licensees, transferees, principals, partners, limited partners, counsel, affiliates, officers, directors, stockholders, employees, servants, parents, heirs, predecessors, successors, agents, insurance carriers, attorneys and representatives.

8. Construction. The Parties participated jointly in the preparation of this Agreement. Each Party to this Agreement has had the opportunity to review, comment upon, and redraft this Agreement. It is agreed that no rule of construction shall apply against a Party or in favor of a Party. This Agreement shall be construed as if the Parties jointly prepared this Agreement and any uncertainty or ambiguity shall not be interpreted against one Party.

9. Advice of Counsel. The Parties acknowledge that they have been represented by counsel of their own choice in the negotiations leading to their execution of this Agreement, they have read and understood this Agreement and have had it fully explained to them by their counsel.

10. Applicable Law. The Parties agree that this Agreement shall be governed by the laws of the state of Colorado, without regard to the principles of conflicts of laws thereof.

11. Severability. The Parties agree that, if any provision of this Agreement is found to be unenforceable or void, that the void provision shall be stricken from this Agreement, and the remainder of the Agreement shall be enforced.

12. Counterparts. This Agreement may be executed in any number of counterparts, and the parties agree that facsimile or electronically generated signature pages may be accepted in lieu of original signature pages. All executed counterparts shall be deemed to be one and the same Agreement.

13. Attorneys’ Fees and Costs. The Parties agree that attorneys’ fees, costs, expenses, and all such damages shall be awarded to the prevailing Party in any action or proceeding brought to enforce this Agreement therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

TEW:

MICHAEL A. TEW

/s/ Michael A. Tew

Michael A. Tew

COMPANY:

CANNASYS, INC.

/s/ Patrick Burke

Patrick Burke, Chief Executive Officer